SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240 14a-12

Neonode Inc.
(Name of Registrant as Specified in Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐
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NEONODE INC.

August 5, 2008

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Neonode Inc. (the “Company”) to be held on August 5, 2008 at the Company’s headquarters located at Warfvingesväg 45, SE-112 51 Stockholm, Sweden. The meeting will begin promptly at 9:00 a.m. local time.

The items of business to be considered at the Special Meeting are listed in the following Notice of Special Meeting and are more fully addressed in the proxy statement included with this letter. The item you will be asked to vote on at the Special Meeting is the ratification of the terms of the May 2008 Financing, including without limitation the anti-dilution provisions applicable to warrants issued pursuant to the May 2008 Financing.

As discussed in the Proxy Statement, the failure of stockholders to ratify the May 2008 Financing could make future financings more difficult.

The Company’s Board of Directors believes that a favorable vote for the matter described in the attached Notice of Special Meeting and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote “FOR” such matter. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy promptly.

Whether or not you plan to attend the Special Meeting in person, it is important that your shares be represented and voted at the meeting. Please date, sign, and return your proxy card promptly in the enclosed envelope to ensure that your shares will be represented and voted at the Special Meeting, even if you cannot attend. If you attend the Special Meeting and are the stockholder of record, you may vote your shares in person even though you have previously signed and returned your proxy.

On behalf of your board of directors, thank you for your investment in, and continued support of, Neonode Inc.

Sincerely,

/s/ Per Bystedt
Per Bystedt
President and Chief Executive Officer
San Ramon, California

July 7, 2008

NEONODE INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On August 5, 2008

To the Stockholders of Neonode Inc.:

You are cordially invited to attend the Special Meeting of Stockholders of Neonode Inc, a Delaware corporation (the “Company”). The Special Meeting will be held on Tuesday, August 5, 2008, at the Company’s headquarters located at Warfvingesväg 45, SE-112 51 Stockholm, Sweden. The meeting will begin promptly at 9:00 a.m. local time.

(1)	To ratify the terms of the May 2008 Financing, including without limitation the anti-dilution provisions applicable to warrants issued pursuant to the May 2008 Financing; and

(2)	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Special Meeting is June 23, 2008. Only stockholders of record at the close of business on that date will be entitled to notice and vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ David W. Brunton
Secretary

San Ramon, California
July 7, 2008

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER IN ORDER TO VOTE IN PERSON.

HISTORY

Neonode Inc., formerly known as SBE, Inc., was incorporated in the state of Delaware on September 4, 1997.

On January 11, 2007, SBE, Inc. entered into an Agreement for the Purchase and Sale of Assets with One Stop Systems, Inc., pursuant to which SBE, Inc. sold substantially all of the assets associated with its embedded hardware business to One Stop Systems, Inc.

On August 10, 2007, Cold Winter Acquisition Corporation (“Cold Winter Acquisition Sub”), a Delaware corporation and wholly-owned subsidiary of SBE, Inc., consummated a merger and reorganization where Cold Winter Acquisition Sub was merged with and into Neonode Inc., a Delaware Corporation (“Old Neonode”), with Old Neonode continuing after the merger as the surviving corporation and a wholly-owned subsidiary of SBE, Inc. (the “Merger”). SBE, Inc.’s name was subsequently changed to “Neonode Inc.” in connection with the completion of the Merger.

Old Neonode was incorporated in the State of Delaware in 2006 and is the parent of Neonode AB, a company founded in February 2004 and incorporated in Sweden.

After the Merger with Cold Winter Acquisition Sub, Old Neonode changed its name to Cold Winter, Inc. (“Cold Winter”). The stockholders of SBE, Inc. approved the transaction in a special meeting of stockholders held on August 10, 2007. Following the closing of the Merger, the business and operations of Cold Winter prior to the Merger became the primary business and operations of the newly-combined company. The newly-combined company’s headquarters is located in Stockholm, Sweden.

Unless the context otherwise requires, all references herein to “Neonode,” “we,” “our,” “us,” and similar words in this proxy statement refer to Old Neonode prior to the Merger, and Neonode Inc. (formally known as SBE, Inc.) and its wholly-owned subsidiaries after the Merger.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file at the SEC’s public reference room at 100 F Street N.E., Room 1580, Washington, D.C., 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our public filings with the SEC are also available on the web site maintained by the SEC at http://www.sec.gov.

NEONODE INC.
4000 Executive Parkway, Suite 200
San Ramon, California 94583

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS
To Be Held On August 5, 2008

The Special Meeting of Stockholders of Neonode Inc. will be held on August 5, 2008, at the Company’s headquarters located at Warfvingesväg 45, SE-112 51 Stockholm, Sweden, beginning promptly at 9:00 a.m., local time. The enclosed proxy is solicited by our board of directors. It is anticipated that this proxy statement and the accompanying proxy card will be first mailed to holders of our common stock on or about July 15, 2008.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card because you own shares of our common stock. This proxy statement describes the issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on June 23, 2008 will be entitled to vote at the Special Meeting. On this record date, there were 29,979,493 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on June 23, 2008 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on June 23, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What is being voted on?

You are being asked to vote on the following proposal:

Proposal 1—To ratify the terms of the May 2008 Financing, including without limitation the anti-dilution provisions applicable to warrants issued pursuant to the May 2008 Financing.

How do I vote?

For Proposal 1 you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting or vote by proxy using the enclosed proxy card. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. If you would like to vote in person, come to the Special Meeting and we will give you a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of June 23, 2008.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will count Proposal 1, “For” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for Proposal 1, and will have the same effect as “Against” or “Withhold” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (“street name”), in order to vote your shares you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your shares may not be voted by your broker for Proposal 1 in this proxy statement.

How many votes are needed to approve each proposal?

•
To be approved, Proposal No. 1 to ratify the terms of the May 2008 Financing, including without limitation the anti-dilution provisions applicable to warrants issued pursuant to the May 2008 Financing must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote.

If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares of common stock are represented in person or by proxy at the Special Meeting. On the record date, there were 29,979,493 shares of Neonode common stock outstanding and entitled to vote. Thus, at least 14,989,747 shares must be represented in person or by proxy at the Special Meeting in order to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the Special Meeting may adjourn the Special Meeting to another date.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will voted as the Board of Director recommends.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date;

•	You may send a written notice that you are revoking your proxy to our Secretary at 4000 Executive Parkway, Suite 200, San Ramon, California 94583; or

•	You may attend the Special Meeting and vote in person. However, simply attending the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Does the board of directors recommend approval of the proposals at the Special Meeting?

Yes. After careful consideration, our board of directors recommends that our stockholders vote FOR the proposal.

What is the deadline for submitting Stockholder proposals for the 2009 Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by October 1, 2008, to the Secretary of Neonode Inc., 4000 Executive Parkway, Suite 200, San Ramon, California 94583. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so by not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders (no earlier than January 1, 2009 and no later than January 31, 2009, as currently scheduled); provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Stockholders wishing to submit any such proposal are also advised to review Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Who can help answer my questions about the proposals?

If you have additional questions about these proposals, you should contact David Brunton, our Secretary and Chief Financial Officer, at (925) 355-7700.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results may be announced at the Special Meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the estimated ownership of our common stock as of June 16, 2008 of: (i) each director and nominee for director; (ii) each of our “named executive officers,” as defined in Item 402 under Regulation S-K promulgated by the Securities and Exchange Commission; (iii) all executive officers and directors of Neonode as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our outstanding shares of common stock. Unless otherwise indicated, the address for each of the persons and entities set forth below is c/o Neonode Inc., Warfvingesväg 45, SE-112 51 Stockholm, Sweden.

Beneficial Owner	Beneficial Ownership (1)
Beneficial Owner	Number of Shares of Common Stock	Percent of Total(2)
AIGH Investment Partners LLC 6006 Berkeley Avenue Baltimore, MD 21209 (5)	4,834,447	14.4%
Per Bystedt (3)(4)	4,967,297	14.8%
Magnus Goertz (3)(6)	2,101,754	6.3%
Thomas Eriksson (3)(7)	1,255,351	3.7%
David W. Brunton (3)	138,011	0.4%
John Reardon (3)	200,986	0.6%
Susan Major (3(8)	215,965	0.6%
All executive officers and directors as a group (6 persons) (3)(4)(8)	8,879,364	26.5%

(1)
This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)
Applicable percentages are based on 29,979,953 shares, the number of shares outstanding on June 16, 2008 plus the stock options that officers and directors have the right to acquire within 60 days after the date of this table under outstanding stock options and the warrants issuable under this table.

(3)
Includes, 116,553, 296,680, 215,446, 79,000, 192,095, and 176,595 shares that Messrs. Bystedt, Goertz, Eriksson, Brunton, Reardon, and Ms. Major, respectively, have the right to acquire within 60 days after the date of this table under outstanding stock options.

(4)
Includes 3,223,028 shares and options or warrants to purchase an aggregate of 570,590 shares held by Iwo Jima Sarl and 883,108 shares and 290,350 warrants issuable to Petrus Holdings S.A. Iwo Jima Sarl and Petrus Holdings S.A. may be deemed affiliates of Mr. Bystedt.

(5)	Includes, 1,558,150 shares that AIGH Investment Partners LLC has the right to acquire under common stock warrant agreements.

(6)	Includes 1,805,074 shares held by Athemis Limited, which may be deemed an affiliate of Mr. Goertz.

(7)	Includes 1,039,905 shares held by Wirelesstoys Sweden AB, which may be deemed an affiliate of Mr. Ericksson.

(8)	Includes 19,685 shares that Ms. Major has the right to acquire under common stock warrant agreements..

PROPOSAL 1

RATIFICATION OF THE TERMS OF THE MAY 2008 FINANCING, INCLUDING WITHOUT
LIMITATION THE ANTI-DILUTION PROVISIONS APPLICABLE TO WARRANTS ISSUED
PURSUANT TO THE MAY 2008 FINANCING

Background and Reasons for Shareholder Approval

On May 19, 2008, we completed a $5,086,091 private placement with accredited investors through the exercise at a reduced price, of existing warrants (the “Exercise Warrants”), for net proceeds of approximately $4,200,000 (the “May 2008 Financing”). In all, 4,004,796 outstanding warrants were exercised at a strike price of $1.27 per warrant (including $375,000 of surrender of debt).

As part of the May 2008 financing, we also issued two new common stock purchase warrants, with an exercise price of $1.45, for each outstanding warrant exercised, for a total of 8,009,592 new warrants (the “New Warrants”). Additionally, we extended the maturity date of $2.85 million of convertible debt that was due on June 30, 2008 until December 31, 2008 by issuing the note holders 510,293 common stock purchase warrants, with an exercise price of $1.45 (the “Extension Warrants”).

Empire Asset Management Company acted as financial advisor for the transaction and received 1,201,439 warrants exercisable at prices ranging from $1.27 to $1.45 per share (the “Empire Warrants”), and a cash fee of $509,961, equal to 10% of the gross proceeds received at the closing of the May 2008 Financing through the exercise of the Exercise Warrants.

In connection with the private placement, we agreed to elect two members of the Board of Directors as instructed by Empire and/or significant investors in the private placement. At the time of the mailing of this proxy, these directors have not yet been elected. In addition we agreed to permit an employee of Empire to observe all board meetings of Neonode.

We refer to the New Warrants, the Extension Warrants and the Empire Warrants collectively as the “Warrants” and the shares of our Common Stock that may be acquired upon exercise of the Warrants are referred to as the “Warrant Shares.” The securities in this private placement were sold under Section 4(2) and Regulation D of the Securities Act of 1933, as amended.

Members of Neonode’s Board of Directors and management contributed approximately $480,000 of the new capital.

•	Per Bystedt, CEO and Chairman of the Board of Directors invested a total of $450,000 through the following two entities controlled by Mr. Bystedt:

1.	Petrus Holding S.A. - Invested $150,000 and received 118,100 shares of common stock and 236,220 warrants to purchase common stock.

2.	Iwo Jima SARL - Invested $300,000 and received 236,221 shares of common stock and 472,442 warrants to purchase common stock.

•	Susan Major, Member of the Board of Directors invested a total of $25,000 and received 19,685 shares of common stock and 19,685 warrants to purchase common stock.

•	Mikael Hagman, Former President and CEO and member of the Board of Directors invested a total of $5,000 and received 3,937 shares of common stock and 7,474 warrants to purchase common stock

The Warrants contain anti-dilution provisions which would increase the number of Warrant Shares and decrease the exercise price for the Warrant Shares under certain circumstances. However, to comply with the “NASDAQ 20% Rule” described below, the anti-dilution provisions included in the Warrants are not effective until Stockholder Approval is obtained pursuant to the terms of the May 2008 Financing Warrant Exercise Subscription Agreement (the “Subscription Agreement”). Accordingly, the Subscription Agreement provides that we will solicit the affirmative vote of our stockholders for approval of a resolution ratifying the issuance of all Warrants, and without limitation on the foregoing, the anti-dilution provisions contained in the Warrants (“Stockholder Approval”) not later than September 1, 2008. Furthermore, the Warrants prohibit us from issuing or selling shares of our Common Stock at a purchase price lower than the exercise price per share in effect at the time each Warrant was issued until we have obtained Stockholder Approval.

NASDAQ Marketplace Rule 4350(i)(1)(D) (the “NASDAQ 20% Rule”) requires a company whose securities are traded on NASDAQ to obtain shareholder approval for the issuance of securities, other than in a public offering, at a price less than the greater of book or market value per share if the issuance amounts to 20% or more of the company’s common stock outstanding prior to the issuance. Since our common stock is traded on the NASDAQ Capital Market and the anti-dilution provisions included in the Warrants may cause us to issue shares amounting to 20% or more of our stock at a price less than the market value of the shares when the Warrants were issued, Stockholder Approval is required to make the anti-dilution provisions effective and to comply with the NASDAQ 20% Rule.

As a result of the limitations imposed by the NASDAQ 20% Rule, and as noted above, the anti-dilution provisions are not effective until after Stockholder Approval. Thus, in connection with the May 2008 Financing, we agreed to seek Stockholder Approval at a stockholder meeting to be held not later than September 1, 2008, and we are obligated to continue to seek Stockholder Approval at additional stockholder meetings to be held once in each twelve month period thereafter until Stockholder Approval is obtained.

Accordingly, we are seeking Stockholder Approval of a resolution ratifying the issuance of all Warrants, and without limitation on the foregoing, the anti-dilution provisions of the Warrants.

Terms of the May 2008 Financing

As part of the May 2008 Financing we issued new warrants to purchase our Common Stock pursuant to a Warrant Exercise Subscription Agreement, Transfer Agreement, Warrant Extension Agreement and Financial Advisory Agreement (collectively, the “Transaction Documents”). The following sections describe the material terms of the Transaction Documents and the May 2008 Financing:

Warrant Exercise Subscription Agreement

In order to induce the exercise of existing warrants (the “Exercise Warrants”) as part of the May 2008 Financing, we entered into a Subscription Agreement which provides for (i) a reduced exercise price for the Exercise Warrants equal to the closing sale price of our Common Stock on May 16, 2008 plus $0.01 ($1.27) and (ii) the issuance of two (2) new warrants (the “New Warrants”) to purchase our Common Stock for each Exercise Warrant then exercised. On May 19, 2008, we completed a $5,086,091 private placement with accredited investors through the exercise at this reduced price of the Exercise Warrants for net proceeds of approximately $4,200,000. We have used, and intend to continue to use, the net proceeds from the May 2008 Financing for general corporate purposes, including continuing the development of Neonode products, obtaining regulatory approvals and working capital.

The Subscription Agreement provides that we are to use our best efforts to seek and obtain approval of resolutions ratifying the issuance of all securities issued under the Transaction Documents (as more fully described below) and, without limitation to the foregoing, the anti-dilution provisions of the Warrants, at an annual or special meeting of our stockholders to be held no later than September 1, 2008. The Subscription Agreement further provides that if, despite our best efforts, Stockholder Approval is not obtained prior to September 1, 2008, that we shall be obligated to cause an additional stockholder meeting to be held once in each twelve month period thereafter until such Stockholder Approval is obtained.

Transfer Agreement

In connection with the May 2008 Financing, and pursuant to the terms of the Subscription Agreement, holders of Exercise Warrants (“Transfer Holders”) who did not wish to exercise their Exercise Warrants were permitted to sell the Exercise Warrants to an accredited investor(s) (each, a “Transferee”) who would simultaneously exercise such Exercise Warrants for cash or surrender of Company debt, in exchange for delivery to the Transfer Holders of one New Warrant issuable upon exercise of the transferred Exercise Warrant.

Warrant Extension Agreement

Pursuant to a Note Purchase Agreement, dated as of July 31, 2007, we made an offering of notes bearing 8% interest and convertible into equity (the “8% Notes”). We currently have outstanding a principal amount of $3,250,000 on the 8% Notes. Under the Note Purchase Agreement, as amended, the 8% Notes plus accrued interest are convertible at the option of the holders into Common Stock and warrants. Simultaneously with the issuance of the 8% Notes, we also agreed to sell up to $750,000 of additional 8% Notes to Ellis International at its option, expiring June 30, 2008. As part of the May 2008 Financing, we agreed with holders of the 8% Notes (the “Warrant Extension Agreement”) to issue to them warrants, substantially similar to the New Warrants (the “Extension Warrants”), to purchase an aggregate of 1,252,998 shares of Common Stock, in exchange for an extension of the maturity date of the 8% Notes to December 31, 2008, and have also agreed to extend the Ellis option to December 31, 2008.

Financial Advisory Agreement

As part of the May 2008 Financing, we entered into a Financial Advisory Agreement with our financial advisor and placement agent, Empire Asset Management Company (“Empire”), providing that Empire would receive (i) cash fees equal to 10% of the gross proceeds from the May 2008 Financing, plus (ii) warrants (the “Empire Warrants”), in substantially the form of the New Warrants, to purchase a number of shares of our Common Stock equal to 10% of the aggregate number of Warrant Shares and New Warrants issued in the May 2008 Financing at an exercise price equal to the reduced exercise price of the Exercise Warrants and the exercise price of the New Warrants, respectively, and (iii) a non-accountable expense allowance of $35,000.

Pursuant to the terms of the Financial Advisory Agreement, we agreed to elect two members of the Board of Directors designated by Empire and/or significant investors in the private placement. At the time of the mailing of this proxy, these directors have not yet been elected. In addition we agreed to permit an employee of Empire to observe all board meetings of Neonode.

The Warrants and the Anti-Dilution Provisions

As stated above, as part of the May 2008 Financing, we issued the New Warrants, the Extension Warrants and the Empire Warrants (collectively, the “Warrants”) pursuant to the terms of the Transaction Documents. The New Warrants may be converted into shares of our Common Stock, for an exercise price of $1.45 per share, at any time commencing six (6) months after the date issued until the fifth (5th) anniversary of the issue date. The Extension Warrants may be converted into shares of our Common Stock, for an exercise price of $1.45 per share, at any time commencing six (6) months after the date issued until the third (3rd) anniversary of the issue date. The Empire Warrants may be converted into shares of our Common Stock, for an exercise price ranging from $1.27 to $1.45 per share, at any time commencing six (6) months after the date issued until the fifth (5th) anniversary of the issue date.

The Warrants also contain anti-dilution provisions which are effective upon Stockholder Approval and provide that (i) if we sell or issue shares of our Common Stock (or securities convertible into shares of our Common Stock) at a purchase price below the exercise price of the Warrants, the exercise price of the Warrants will be reduced to such purchase price; and (ii) in the event of an adjustment to the exercise price as described in (i), the number of shares of underlying securities issuable upon exercise of the Warrant shall be increased so that the aggregate exercise price of the Warrant is not reduced as a result of reduced purchase price.

Because the dual effect of a reduced purchase price and an increase in the number of shares issuable under the Warrants, as set forth in the anti-dilution provisions, may in some cases violate the NASDAQ 20% Rule, the anti-dilution provision is not effective until Stockholder Approval has been obtained. Accordingly, we agreed pursuant to the Subscription Agreement to seek Stockholder Approval as set forth above. Moreover, the Warrants provide that we shall not issue or sell shares of our Common Stock at a lower exercise price prior to obtaining Stockholder Approval.

Effect of Stockholder Approval of Proposal 1

Upon stockholder approval of this Proposal 1 (i) the anti-dilution provisions set forth in the Warrants shall become effective and (ii) we will be permitted to issue and sell shares of our Common Stock at a exercise price lower than the Warrant exercise prices ($1.45), subject to the terms of the anti-dilution provisions.

Effect of Failure to Obtain Shareholder Approval of Proposal 1

If the stockholders do not approve Proposal 1, then we will not be permitted to enter into any new capital raising transactions involving the issuance of shares of our common stock or securities exercisable for, or convertible into, Common Stock for a price less than $1.45 per share without breaching current contracts with investors, even if the then-current market price of our Common Stock is less than $1.45 per share. Such a limitation could have a material adverse impact on our ability to raise capital.

Vote Required and Board of Directors Recommendation

The proposal to ratify the terms of the May 2008 Financing, including without limitation the anti-dilution provisions applicable to warrants issued pursuant to the May 2008 Financing, will be approved if a majority of shares entitled to vote and present in person or by proxy at the meeting vote in favor of the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE TERMS OF THE MAY 2008 FINANCING, INCLUDING WITHOUT LIMITATION THE ANTI-DILUTION PROVISIONS APPLICABLE TO WARRANTS ISSUED PURSUANT TO THE MAY 2008 FINANCING.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors knows of no other matter to come before this Special Meeting. However, if any other matter requiring a vote of the shareholders arises, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

/s/ David Brunton
David Brunton
Secretary

San Ramon, California
July 7, 2008

NEONODE INC.

SPECIAL MEETING OF STOCKHOLDERS
PROXY CARD

Special Meeting, August 5, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEONODE INC.

By signing and returning this proxy, you appoint Per Bystedt and David Brunton, and each of them, with full power of substitution, to vote and represent these shares at the Special Meeting of Stockholders to be held on August 5, 2008 at 9:00 a.m. local time, (or any adjournments or postponements thereof) at the Company’s headquarters located at Warfvingesväg 45, SE-112 51 Stockholm, Sweden.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS YOU DIRECT. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS “FOR” PROPOSAL 1.

PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION, YOU MAY SIMPLY SIGN AND DATE THIS CARD ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

SPECIAL MEETING OF STOCKHOLDERS OF

NEONODE INC.
August 5, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.

↓Please detach along perforated line and mail in the envelope provided.↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To ratify the terms of the May 2008 Financing, including without limitation the anti-dilution provisions applicable to warrants issued pursuant to the May 2008 Financing:	FOR ☐	AGAINST ☐	ABSTAIN ☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF. The signer hereby revokes all proxies heretofore given by the signer to vote at the Special Meeting of NEONODE INC. and any adjournments, postponements, continuations or reschedulings thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder _________ Date:_______ Signature of Stockholder_________ Date:______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.